CUC INTERNATIONAL INC. AND SUBSIDIARIES

EXHIBIT 15-LETTER RE:  UNAUDITED INTERIM FINANCIAL INFORMATION

December 12, 1996

Shareholders and Board of Directors
CUC International Inc.

We are aware of the incorporation by reference in the following Registration Statements of our reports dated May 22, 1996, September 4, 1996 and December 2, 1996 relating to the unaudited condensed consolidated interim financial statements of CUC International Inc. which are included in its Forms 10-Q for the quarters ended April 30, 1996, July 31, 1996 and October 31, 1996:

Form S-8s,

33-17247 CUC International Inc. 1985 Non-Qualified Stock Option Plan 33-17248 CUC International Inc. 1985 Incentive Stock Option Plan 33-17249 CUC International Inc. 1987 Performance Share Stock Option
           Plan
33-26875  CUC International Inc. 1987 Stock Option Plan
33-75682 CUC International Inc. 1987 Stock Option Plan as amended 33-93322 CUC International Inc. 1987 Stock Option Plan as amended 33-41823 CUC International Inc. 1990 Directors Stock Option Plan 33-48175 Entertainment Publications Inc. 1988 Non-Qualified Stock
           Option Plan
33-58896  CUC International Inc. 1992 Bonus and Salary Replacement
           Stock Option Plan
33-91656  CUC International Inc. 1992 Bonus and Salary Replacement
           Stock Option Plan as amended
333-03241 CUC International Inc. 1992 Bonus and Salary Replacement
           Stock Option Plan as amended
33-74068 CUC International Inc. 1992 Directors Stock Option Plan 33-74066 CUC International Inc. 1992 Employee Stock Option Plan 33-91658 CUC International Inc. 1992 Employee Stock Option Plan as
           amended
333-00475 CUC International Inc. 1992 Employee Stock Option Plan as
           amended
333-03237 CUC International Inc. 1992 Employee Stock Option Plan as
           amended
33-75684  CUC International Inc. 1994 Employee Stock Purchase Plan as
           amended
33-80834  CUC International Inc. Savings Incentive Plan
33-93372 CUC International Inc. 1994 Directors Stock Option Plan 333-09633 Sierra On-Line, Inc. 1987 Stock Option Plan
333-09637 Sierra On-Line, Inc. 1995 Stock Option and Award Plan 333-09655 Papyrus Design Group Inc. 1992 Stock Option Plan

Form S-3s,

33-30306, 33-47271, 33-58598, 33-63237, 33-95126, 333-11035,
   333-13537, 333-17323 and 333-17411

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                        ERNST & YOUNG LLP


Stamford, Connecticut